Exhibit 99.2

The Stars Group and FOX Sports Announce Historic U.S. Media and Sports Wagering Partnership

TORONTO and LOS ANGELES, May 8, 2019 – The Stars Group Inc. (Nasdaq: TSG)(TSX: TSGI) and FOX Sports, a unit of Fox Corporation (Nasdaq: FOXA, FOX), today announced plans to launch FOX Bet, the first-of-its kind national media and sports wagering partnership in the United States. The Stars Group and FOX Sports have entered a long-term commercial agreement through which FOX Sports will provide The Stars Group with an exclusive license to use certain FOX Sports trademarks.

The Stars Group and FOX Sports expect to launch two products in the Fall of 2019 under the FOX Bet umbrella. One will be a nationwide free-to-play game, awarding cash prizes to players who correctly predict the outcome of sports games. The second product, which will be named FOX Bet, will give customers in states with regulated betting the opportunity to place real money wagers on the outcome of a wide range of sporting events in accordance with the applicable laws and regulations.

In addition to the commercial agreement of up to 25 years and associated product launches, Fox Corporation will acquire 14,352,331 newly issued common shares in The Stars Group, representing 4.99% of The Stars Group’s issued and outstanding common shares, at a price of $16.4408 per share, the prevailing market price leading up to the commencement of exclusive negotiations. The Stars Group currently intends to use the aggregate net proceeds of approximately $236 million for general corporate purposes and to prepay outstanding indebtedness on its first lien term loans. The common shares issued to Fox Corporation are subject to certain transfer restrictions for two years, subject to customary exceptions.

Rafi Ashkenazi, Chief Executive Officer of The Stars Group said: “We believe this strategic partnership uniquely positions us to build a leading betting business in the U.S., which represents one of the most exciting long-term growth opportunities for our company. Leveraging our proven media partnership strategy with Sky Sports in the UK, we are excited to partner with FOX Sports to integrate wagering into sports media and drive customer acquisition and retention in the U.S.”

Eric Shanks, Chief Executive Officer and Executive Producer of FOX Sports added: “FOX Sports is already synonymous with the best live sports events in the country and now we are expanding the way we immerse fans in the sports culture they love. Digital sports wagering represents a growing market opportunity that allows us to diversify our revenue streams, connect directly with consumers and expand the reach of the FOX Sports brand.”

Under the commercial agreement, FOX Sports will grant to The Stars Group an exclusive license for the use of certain FOX Sports trademarks for a range of immersive games and online sports wagering, and certain exclusive advertising and editorial integration rights on certain FOX Sports broadcast media and digital assets. As part of the transaction, FOX Sports will receive certain brand license, integration and affiliate fees. In addition, during the term of the commercial agreement, The Stars Group has agreed to a minimum annual advertising commitment on certain FOX media assets. Prior to the tenth anniversary of the commercial agreement, and subject to certain conditions and applicable gaming regulatory approvals, FOX Sports has the right acquire up to a 50% equity stake in The Stars Group’s U.S. business.

Moelis & Company LLC acted as financial advisor and Proskauer Rose LLP and Jones Day acted as legal advisors to The Stars Group. Jenner & Block LLP and Paul Hastings LLP acted as legal advisors to FOX Sports.

All references in this new release to “$” are to U.S. dollars.

The Stars Group Investor Conference Call

An investor conference call will take place tomorrow, Thursday, May 9, 2019 at approximately 7:30 am ET.

To access via tele-conference, please dial +1 866-342-8588 or +1 203-518-9865 ten minutes prior to the scheduled start of the call. All participants must enter passcode 15853# to join the call.

The playback will be made available two hours after the event at +1 844-512-2921 or +1 412-317-6671. The Conference ID number is 134569.

To access the webcast please use the following link: http://public.viavid.com/index.php?id=134569

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About The Stars Group

The Stars Group is a provider of technology-based product offerings in the global gaming and interactive entertainment industries. Its brands have millions of registered customers globally and collectively are leaders in online and mobile betting, poker, casino and other gaming-related offerings. The Stars Group owns or licenses gaming and related consumer businesses and brands, including PokerStars, PokerStars Casino, BetStars, Full Tilt, BetEasy, Sky Bet, Sky Vegas, Sky Casino, Sky Bingo, Sky Poker, and Oddschecker, as well as live poker tour and events brands, including the PokerStars Players No Limit Hold’em Championship, European Poker Tour, PokerStars Caribbean Adventure, Latin American Poker Tour, Asia Pacific Poker Tour, PokerStars Festival and PokerStars MEGASTACK. The Stars Group is one of the world’s most licensed online gaming operators with its subsidiaries collectively holding licenses or approvals in 21 jurisdictions throughout the world, including in Europe, Australia, and the Americas. The Stars Group’s vision is to become the world’s favorite iGaming destination and its mission is to provide its customers with winning moments.

About FOX Sports

FOX Sports is the umbrella entity representing Fox Corporation’s wide array of multi-platform US-based sports assets. Built with brands capable of reaching more than 100 million viewers in a single weekend, the business has ownership and interests in linear television networks, digital and mobile programming, broadband platforms, multiple web sites, joint-venture businesses and several licensing relationships. FOX Sports includes the sports television arm of the FOX Network; FS1, FS2, FOX Soccer Plus and FOX Deportes. FOX Sports’ digital properties include FOXSports.com and the FOX Sports App, which provides live streaming video of FOX Sports content, instant scores, stats and alerts to iOS and Android devices. Additionally, FOX Sports and social broadcasting platform, Caffeine jointly own Caffeine Studios which creates exclusive eSports, sports and live entertainment content. Also included in FOX Sports’ portfolio are FOX’s interests in joint-venture businesses Big Ten Network and BTN 2Go, as well as a licensing agreement that established the FOX Sports Radio Network.

Cautionary Note Regarding Forward Looking Statements

This news release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements and information relating to the partnership between The Stars Group and FOX Sports and rights and obligations related thereto, particularly with respect to the development of certain products as well as the purchase of The Stars Group common shares by Fox Corporation. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this news release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the businesses of The Stars Group and FOX Sports. More detailed information about these factors is contained in The Stars Group’s annual information form for the year ended December 31, 2018, including under the heading “Risk Factors and Uncertainties,” available on SEDAR at www.sedar.com, EDGAR at www.sec.gov and The Stars Group’s website at www.starsgroup.com, and in other filings that The Stars Group has made and may make in the future with applicable securities authorities in the future, and in the documents Fox Corporation has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including its Registration Statement on Form 10, filed with the SEC and declared effective by the SEC on February 5, 2019, and subsequent Quarterly Reports on Form 10-Q.

Investors are cautioned not to put undue reliance on forward looking statements or information. Statements and information in this news release speak only as of the date they were made, and neither The Stars Group nor FOX Sports undertakes any duty to update or release any revisions to any forward-looking statement made in this news release or to report any events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events or to conform such statements and information to actual results or changes in expectations, except as required by law.

For The Stars Group investor relations and media inquiries, please contact:

Vaughan Lewis

SVP, Communications

Tel: +1 437-371-5730

ir@starsgroup.com

press@starsgroup.com

For Fox media inquiries, please contact:	For investor relations inquiries, please contact:

Hope Hicks	Joe Dorrego
Chief Communications Officer	Chief Investor Relations Officer
Fox Corporation	Fox Corporation
Tel: +1 310-369-1212	Tel: +1 212 852 7856
Hope.Hicks@fox.com	Joseph.Dorrego@fox.com

Terri Hines Executive Vice President, Communications FOX Sports Tel: +1 310-369-1423 Terri.Hines@fox.com